UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2018

Carolina Trust BancShares, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-55683	81-2019652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 East Main Street, Lincolnton, North Carolina	28092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 735-1104

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Supplemental Executive Retirement Plan Agreements with Named Executive Officers.

On August 31, 2018, Carolina Trust Bank (the “Bank”), which is a wholly owned subsidiary of the registrant, entered into a supplemental executive retirement plan agreement with the following officers, each of whom is a named executive officer of the registrant:

Officer Name	Position with Bank
Edwin E. Laws	Executive Vice President and Chief Financial Officer
Jerry L. Ocheltree	President and Chief Executive Officer
Richard M. Rager	Executive Vice President and Chief Credit Officer

Subject to its terms and conditions, each agreement is intended to provide the officer with certain supplemental retirement benefits upon a separation from service due to a termination of employment (other than a termination with cause, as defined in the respective agreements).  The amount and timing of payment of the supplement retirement benefits vary based on a number of factors, including, among others, the age of the officer, the reason for any separation from service, and whether the officer has met the vesting requirements set forth in the agreement at the time of any payment triggering event.

Account Balance Accruals.  In connection with commencement of the agreements for Mr. Laws and Mr. Rager, the Bank will accrue a one-time, initial contribution for each officer in an unfunded bookkeeping account, which contribution represents the initial account balance for the officer’s respective supplemental retirement plan.  The initial contribution for Mr. Laws is $70,298 and for Mr. Rager is $71,020.  This contribution, plus the annual earnings on the account at the rate approved (from time to time) by the Bank’s compensation committee, is referred to in the aggregate as the “account balance.”  The Bank retains authority under the agreements to make additional contributions in the future to the officers’ respective account balances provided such additional contributions are determined by the Bank no later than the last day of the taxable year immediately preceding the year in which such additional contributions are accrued on the Bank’s books.  With respect to Mr. Ocheltree’s supplemental retirement plan, the Bank will annually accrue in an unfunded bookkeeping account an amount equal to not less than 32% of his base salary (as defined in the agreement) plus any additional amount the Bank may determine in its sole discretion provided such additional amounts are determined by the Bank no later than the last day of the taxable year immediately preceding the year in which such additional amounts are accrued on the Bank’s books.  Such annual accruals, together with the annual earnings credited to the account at a rate approved (from time to time) by the Bank’s compensation committee, is referred to in the aggregate as the “account balance” under Mr. Ocheltree’s plan.

Normal Retirement Benefit.  Assuming the respective officer remains employed through his normal retirement age of 65 as set forth in the agreement and that there is no intervening change in control, then the officer would be entitled to receive a benefit amount calculated as the amount that fully amortizes (over a period not to exceed 15 years, as determined by initial election of the officer on the agreement execution date) his vested account balance existing at the end of the month before the month in which he separates from service from the Bank (and taking into account interest between when he separates from service and the date full payment is made under the terms of the agreement).  The benefit amount would be paid out either as a lump sum or as an up to 15-year annuity, based on the officer’s election at the time the agreement was executed.  Such lump sum would be paid, or if annual payments are elected, would commence beginning on the first day of the year following the year in which the officer experiences a separation from service (as defined in section 409A of the Internal Revenue Code of 1986, as amended (“Code section 409A”)), unless the officer is a “specified employee” (as defined in Code section 409A), in which case the benefit would be paid or commence on the latter of: (i) the first day of the year following the year in which the officer experiences a separation from service or (ii) the seventh month after the month in which the officer experiences a separation from service.

Vesting.  Assuming the officers’ continued employment, Mr. Laws and Mr. Rager will become vested in their respective account balance in accordance with the following schedules:

Officer	Initial Vest Date	% of Account Balance that Vests on Initial Vest Date	% of Account Balance that Vests Annually following Initial Vest Date	Date Officer Will be Fully-Vested in Account Balance
Laws	Sept. 1, 2019	20.0%	20.0%	Sept. 1, 2023
Rager	Sept. 1, 2019	33.3%	33.3%	Sept. 1, 2021

In the case of Mr. Ocheltree, he became 80% vested in his account balance on September 1, 2018, and will become vested in the remaining 20% of the account balance on January 1, 2019, assuming his continued employment through such vesting date.

Notwithstanding the foregoing vesting schedules, the officers’ respective vesting in their account balance will be accelerated if:

•	there is a change in control (as defined in the respective agreement) before the officer turns 65 and prior to the officer experiencing a separation from service;
•	the officer separates from service due to disability (as defined in the agreements); or
•	the officer dies before separating from service.

Early Termination Benefit.  Under the agreements, if the officer experiences a separation from service (other than due to death or a termination with cause) prior to attaining the age of 65, he will be entitled to a benefit amount calculated as the amount that fully amortizes (over 10 years) his vested account balance existing at the end of the month before the month in which he separates from service (and taking into account interest between when he separates from service and the date full payment is made under the agreement).  If the separation from service is due to the officer’s disability, the officer will be fully vested in his account balance, notwithstanding any failure to meet the time-vesting requirements set forth in the agreement. The benefit amount would be paid in ten-equal annual installments, commencing on the first day of the year following the year in which the officer turns age 65, unless the officer is a “specified employee,” in which case the benefit would commence on the latter of: (i) on the first day of the year following the year in which the officer turns age 65 or (ii) the seventh month after the month in which the officer experiences a separation from service.

Change in Control Benefit.  Should a change in control (as defined in the agreements) occur prior to the officer both attaining his normal retirement age of 65 and prior to a separation from service, the officer would be paid his vested account balance calculated on the date of the change in control.  This change in control benefit would be paid in a lump sum within 10 days following the change in control. Further, the officer would become fully vested in his account balance upon the change in control, notwithstanding any failure to meet the time-vesting requirements set forth in the respective agreement.  Additionally, under each of the officers’ agreements, the timing of the payment of Normal Retirement Benefits, Early Termination Benefits, or disability benefits under the agreement that have already commenced due to a prior separation from service or due to the officer reaching normal retirement age will also be accelerated to a single lump sum payment if a change in control event subsequently occurs. Such accelerated payment will be made on the day of the change in control in the case of an acceleration of the Normal Retirement Benefits or, in the case of an acceleration of the Early Termination Benefits or disability benefits, 3 days after the later of: (i) the effective date of the change in control or (ii) the seventh month after the month in which the officer experiences a separation from service.

Death Benefits.  Under the agreements, if the officer should die prior to experiencing a separation from service, the officer’s beneficiary (as designated under the agreement), will be entitled to be paid a benefit amount in cash equal to the officer’s vested account balance on the date of death.  If the officer is not already fully vested in his account balance, the officer will become fully vested upon death.  The benefit amount upon death prior to separation from service would be paid within 21 days of the date of the officer’s death.

If the officer dies after separation from service, the officer’s beneficiary would be entitled to be paid a benefit amount in cash equal to the remaining account balance at the officer’s death.  Such lump sum cash payment would be paid 90 days after the officer’s death.

Under the agreements, the officers would not be entitled to any retirement benefit if the respective officer experiences a separation from service due to a termination with cause (as defined in the respective agreement) of the officer’s employment with the Bank.

The foregoing description of the 2018 supplemental executive retirement agreements is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2, and 10.3 to this current report and are incorporated into this item by reference.

Amendment to Ocheltree 2014 Supplemental Executive Retirement Plan Agreement.

On August 31, 2018, the Bank and Mr. Ocheltree entered into a first amendment to Mr. Ocheltree’s supplemental executive retirement plan agreement dated January 1, 2014.  The primary purpose of the amendment was to cease annual accruals and to freeze any future accruals under the 2014 agreement on behalf of the executive into the 2014 agreement’s designated liability retirement account.  The balance in the liability retirement account as of September 1, 2018, will be annually credited with earnings at a rate approved by the Bank’s Compensation Committee by the end of the preceding calendar year. The 2014 supplemental executive retirement plan agreement was also amended to make explicit that the “retirement date” for purposes of the agreement is the date on which Mr. Ocheltree attains “normal retirement age” (defined as age 65 in the 2014 agreement), regardless of whether Mr. Ocheltree’s employment ends on such date and also to conform the “for cause” definition in the 2014 agreement to the definition used in Mr. Ocheltree’s 2018 supplemental executive retirement plan agreement, which was described above.

The foregoing description of the first amendment to the 2014 supplement executive retirement plan agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.4 to this current report and is incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	2018 Supplemental Executive Retirement Plan Agreement dated August 31, 2018, with Edwin E. Laws

10.2	2018 Supplemental Executive Retirement Plan Agreement dated August 31, 2018, with Jerry L. Ocheltree

10.3	2018 Supplemental Executive Retirement Plan Agreement dated August 31, 2018, with Richard M. Rager

10.4	First Amendment to the 2014 Supplemental Executive Retirement Plan Agreement for Jerry L. Ocheltree dated August 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA TRUST BANCSHARES, INC.

Date: September 4, 2018	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer